Exhibit (a)(1)(E)
Offer to Purchase for Cash
Any and All Outstanding Ordinary Shares and American Depositary Shares
(each American Depositary Share representing one Ordinary Share)
of
DE RIGO S.p.A.
at
$8.75 Per Ordinary Share and Per American Depositary Share
by
DR 3 S.r.l.
a wholly-owned subsidiary of
DE RIGO HOLDING B.V.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON FRIDAY, SEPTEMBER 9, 2005, UNLESS THE OFFER IS EXTENDED.
August 4, 2005
To Our Clients:
      Enclosed for your information is an Offer to Purchase, dated August 4, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as amended or supplemented from time to time, the “Offer”), relating to the Offer by DR 3 S.r.l., an Italian limited liability company (“DR 3”) and a wholly-owned subsidiary of De Rigo Holding B.V., a Dutch limited liability company (“De Rigo Holding”) that is owned and controlled by Ennio De Rigo and Walter De Rigo (the “De Rigo Brothers”), to purchase any and all outstanding ordinary shares, par value €0.26 per ordinary share (the “Ordinary Shares”), and outstanding American Depositary Shares, each representing one Ordinary Share (“ADSs”), of De Rigo S.p.A., an Italian stock corporation (“De Rigo”), at $8.75 per Ordinary Share and ADS, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.
      We are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.
      We request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, pursuant to the terms and conditions set forth in the Offer.
      Your attention is directed to the following:

1.	The offer price is $8.75 per Ordinary Share and ADS, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for any and all outstanding Ordinary Shares and ADSs.

3.	The initial offering period of the Offer and withdrawal rights will expire at the “Expiration Date”, which means 5:00 P.M., New York City time, on Friday, September 9, 2005, unless DR 3, in its sole discretion, has extended the initial offering period of the Offer, in which event the term

“Expiration Date” shall mean the latest time and date at which the initial offering period of the Offer, as so extended by DR 3, shall expire.

4.	Any stock transfer taxes applicable to the sale of Ordinary Shares or ADSs to DR 3 pursuant to the Offer will be paid by DR 3, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form set forth below.
      Payment for Ordinary Shares or ADSs will, in all cases, be made only after such Ordinary Shares or ADSs are accepted by DR 3 for payment pursuant to the Offer and the timely receipt by The Bank of New York (the “Tender Agent”) of (a) certificates for such Ordinary Shares, American Depositary Receipts (“ADRs”) evidencing such ADSs or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such ADSs, (b) a Letter of Transmittal (or an originally signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Under no circumstances will interest be paid on the purchase price for Ordinary Shares or ADSs, regardless of any extension of the Offer or any delay in payment for Ordinary Shares or ADSs.
      The Offer is not being made to (and tenders will not be accepted from or on behalf of) holders of Ordinary Shares or ADSs in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, DR 3 may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and to extend the Offer to holders of Ordinary Shares or ADSs in such jurisdiction.
      THE OFFER HAS NOT BEEN SUBMITTED FOR CLEARANCE TO CONSOB (THE ITALIAN SECURITIES AND EXCHANGE COMMISSION). ACCORDINGLY, THE OFFER IS NOT BEING MADE AND WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN ITALY, AND NO COPIES OF THIS DOCUMENT, THE OFFER TO PURCHASE OR ANY OTHER DOCUMENT RELATING TO THE OFFER HAVE BEEN OR WILL BE DISTRIBUTED IN ITALY, EXCEPT THAT, AS REQUIRED BY LAW, HOLDERS OF RECORD OR THOSE APPEARING ON A SECURITIES POSITION LISTING AS HOLDERS OF ADSs OR ORDINARY SHARES (INCLUDING, PURSUANT TO AN EXEMPTION AVAILABLE UNDER ITALIAN LAW, THE VERY LIMITED NUMBER OF SUCH HOLDERS LOCATED OR RESIDENT IN ITALY) WILL BE SENT COPIES OF CERTAIN DOCUMENTS RELATING TO THE OFFER. NEITHER THIS DOCUMENT NOR THE OFFER TO PURCHASE NOR ANY OTHER DOCUMENT RELATING TO THE OFFER MAY BE DISTRIBUTED TO ANY OTHER PERSON LOCATED OR RESIDENT IN ITALY FOR ANY REASON. NEITHER ANY SUCH DOCUMENT NOR ANY INFORMATION CONTAINED HEREIN OR THEREIN CONSTITUTES AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL OR AN ADVERTISEMENT OF AN OFFER TO PURCHASE ADSs OR ORDINARY SHARES IN ITALY WITHIN THE MEANING OF ARTICLE 1, PARAGRAPH 1, LETTER (V) OF ITALIAN LEGISLATIVE DECREE N. 58 OF FEBRUARY 24, 1998.
      None of DR 3, De Rigo Holding or the De Rigo Brothers is aware of any other jurisdiction in which the making of the Offer or the acceptance of Ordinary Shares or ADSs in connection therewith would not be in compliance with the laws of such jurisdiction.

Instructions with Respect to the
Offer to Purchase for Cash
Any and All Outstanding Ordinary Shares and American Depositary Shares
(each American Depositary Share representing one Ordinary Share)
of
DE RIGO S.p.A.
at
$8.75 Per Ordinary Share and Per American Depositary Share
by
DR 3 S.r.l.
a wholly-owned subsidiary of
DE RIGO HOLDING B.V.
      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 4, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the Offer by DR 3 S.r.l., an Italian limited liability company (“DR 3”) and a wholly-owned subsidiary of De Rigo Holding B.V., a Dutch limited liability company (“De Rigo Holding”) that is owned and controlled by Ennio De Rigo and Walter De Rigo, to purchase for cash any and all outstanding ordinary shares, par value €0.26 per ordinary share (the “Ordinary Shares”), and outstanding American Depositary Shares, each representing one Ordinary Share (“ADSs”), of De Rigo S.p.A., an Italian stock corporation (“De Rigo”), at $8.75 per Ordinary Share and ADS, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and conditions set forth in the Offer.
      This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
      The undersigned understand(s) and acknowledge(s) that all questions as to validity, form and eligibility of the surrender of any ADSs submitted on my/our behalf to the Tender Agent (as defined in the Offer to Purchase) will be determined by DR 3 (which may delegate power in whole or in part to the Tender Agent) and such determination shall be final and binding.

Number of ADSs to Be Tendered:	ADSs*

Account Number:	Signature(s):

Dated: ______________________________, 2005

Please Type or Print Name(s)

Please Type or Print Address(es) Here

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all ADSs held by us for your account.
Please return this form to the brokerage firm or other nominee maintaining your account.